EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement of Oriental Financial Group Inc. on Form S-8, filed on January 24, 2003, of our report dated June 12, 2003 appearing in this Annual Report on Form 11-K of Oriental Group CODA Profit Sharing Plan for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
June 23, 2003

Stamp No. 1887636
affixed to original.